Exhibit 10.6

Certain information contained in this document, marked by brackets [***], has been omitted pursuant to Regulation S-K, Item 601(b)(10) because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Memorandum of Understanding

Oncocyte Corporation (“Oncocyte”) and Bio-Rad Laboratories, Inc. (“Bio-Rad”) (each, a “Party”, and collectively the “Parties”) have executed a Collaboration Agreement for the development and commercialization of RUO and IVD kitted transplant products, effective April 5, 2024 (the “Agreement”). This binding Memorandum of Understanding (“Memorandum”) identifies certain activities that the Parties will perform prior to completion of the Product Commercialization Plan and in addition to the activities to be performed under the Agreement. Any capitalized term used in this Memorandum but not defined herein shall have the meaning ascribed to such term in the Agreement.

Bio-Rad Activities:

•
Evaluate commercialization efforts for the RUO Assays.
o
Support installation and training for pilot study sites outside the Territory (“Pilot Sites”). An initial list of Pilot Sites is set forth below in Appendix A, which may be amended by mutual agreement.
o
Evaluate distribution of the RUO Assays to Pilot Sites outside the Territory.

Oncocyte Activities:

•
Setup commercialization of Pilot Sites outside the Territory to use the RUO Assays.
•
Oncocyte may sell RUO Assays to Pilot Sites.
•
Train and support the Pilot Sites on the use of the RUO Assays.
•
Notwithstanding anything to the contrary in the Agreement, if Oncocyte receives any Net Sales from the sale of the RUO Assays to the Pilot Sites, then Oncocyte shall pay to Bio-Rad a Royalty Payment of [***] percent ([***]%) of the Net Sales under the terms and conditions of ARTICLE VII.

The Parties shall continue to co-develop the Product Commercialization Plan, including for outside the Territory, under the terms of the Agreement. Once decisions are made concerning the Product Commercialization Plan and are reduced to writing from minutes of the Joint Steering Committee, these Pilot Sites shall be governed by the terms of the Agreement as determined by the Joint Steering Committee, including the Product Commercialization Plan, and not this Memorandum.

Except as expressly set forth herein, the Agreement remains unchanged and in full force and effect.

Oncocyte Corporation Bio-Rad Laboratories, Inc.

4863-8022-9100v2/106866-0000

/s/ Scott Crowder /s/ Josh Riggs

_____________________________ _____________________________

By: Scott Crowder By: Josh Riggs

Title: Vice President, Business Development Title: CEO

Date: 11/7/2024 Date: 11/8/2024

Bio-Rad Oncocyte

Appendix A- RUO Assay Pilot Study Sites Outside the Territory:

[***]

4863-8022-9100v2/106866-0000